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                                                                   EXHIBIT 10.36





                            PRISON REALTY CORPORATION






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                             NOTE PURCHASE AGREEMENT




                          Dated as of December 31, 1998





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                                   $40,000,000

                       9.5% Convertible Subordinated Notes
                              Due December 31, 2008



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THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made as of December 31, 1998 between PRISON REALTY CORPORATION, a Maryland corporation with its principal place of business located at 10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215 (the "Company"), as issuer, and MDP VENTURES IV LLC, a New York limited liability company with its principal place of business c/o Millennium Partners, 1995 Broadway, New York, New York 10023 ("Investor"). The definitions of certain capitalized terms used herein are set forth in Section 15.17.

         In consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:


SECTION 1  AUTHORIZATION OF NOTES.

         1.1 Authorization of Notes. The Company has duly authorized the sale and issuance of its convertible notes in the aggregate principal amount of $40,000,000, to be issued in equal amounts of $20,000,000 at each of the First Closing and the Second Closing, in substantially the form attached hereto as Exhibit A (each note delivered pursuant to this Agreement and each note delivered in substitution or exchange for any such note, being hereinafter referred to as the "Notes"). The Notes shall (i) be dated the date of issuance,
(ii) bear interest (computed on the basis of a 360-day year of twelve 30-day months) from the date of issuance until the earlier of (A) Maturity, (B) the date such Notes are repaid in full or (C) the occurrence of a Termination Event at the rate of 9.5% per annum payable semi-annually, in arrears, on the last day of each June and December, commencing June 30, 1999, and at Maturity (each such date being hereinafter referred to as an "Interest Payment Date"), (iii) bear interest (computed as provided in clause (ii) above) from the earlier of (A) Maturity or (B) the occurrence of a Termination Event until the date such Notes are repaid in full at the rate of 20% per annum payable on demand (the "Default Rate") and (iv) mature (at which time all principal and interest payable hereunder shall be immediately due and payable) on the Maturity Date. The Notes shall be convertible into shares of the Company's common stock, par value $.01 per share ("Common Stock"),as provided in Section 13 of this Agreement and shall be redeemable as provided in Section 12 of this Agreement. Contingent Interest is payable on the Notes as set forth in Section 2.5.


SECTION 2  ISSUANCE OF NOTES.

         2.1 Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company shall issue and sell to Investor, and Investor shall purchase, Notes in an aggregate principal amount of $40,000,000, to be issued in equal amounts of $20,000,000 at each of the First Closing and the Second Closing.



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         2.2 Registration, Transfer or Exchange of Notes.

             (a) The Notes are issuable only as registered Notes. The Company shall keep at its principal place of business a register in which the Company shall provide for the registration and registration of transfer of the Notes.

             (b) Subject to Section 14.1 of this Agreement, the holder of a Note may, at its option and either in person or by duly authorized attorney, surrender the same at the principal place of business of the Company for registration of transfer or exchange, accompanied, if surrendered for transfer, by a written instrument of transfer duly executed by such holder or attorney. In case such holder shall request a transfer or exchange of a Note, the Company shall, at its expense, deliver to or upon such holder's order one or more Notes in the same aggregate unpaid principal amount as the Note surrendered for transfer, each dated the date of, or, if later, the date to which interest has been paid on, the Note, and registered in such name or names as shall be specified by such holder. Notes may not be transferred in denominations of less than $100,000, or increments of $1,000 in excess thereof (provided that if the aggregate unpaid principal amount of a Note is less than $100,000, the Company will deliver one Note in exchange for such Note).

             (c) Prior to due presentation for registration of transfer of a Note, the Company may deem and treat the registered holder thereof as the absolute owner for the purpose of any notice, waiver or consent thereunder, and payment of the Note shall be made only to or upon the order of such holder.

         2.3 Loss, Theft, Destruction or Mutilation of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of a Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of the Note, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated the date of, or, if later, the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note. In the case of a holder of the Notes which is an institutional investor, its own unsecured agreement of indemnity shall be deemed satisfactory to the Company.

         2.4 Place of Payment. Payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the office of a bank or trust company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be in New York, New York at the office of a bank or trust company in such jurisdiction. The foregoing notwithstanding, so long as any Investor or any nominee of such Investor shall be the holder of any Note, the Company shall pay all sums becoming due on such Note for principal, premium, if any, interest and Contingent Interest by wire transfer in immediately available funds pursuant to the instructions set forth on Exhibit B or by such other method as such Investor shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that, upon written request of the Company made concurrently with or reasonably promptly after payment in full of any Note,


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such Investor shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal place of business or at the place of payment most recently designated by the Company as provided above. The Company shall afford the benefits of this Section 2.4 to any person that is the direct or indirect transferee of any Note purchased by any Investor.

         2.5 Contingent Interest. Upon each of (x) December 31, 2003 and (y) repayment of the Notes (whether at Maturity, as a result of the occurrence of a Repurchase Right Event, optional prepayment, a Termination Event or otherwise) (each a "Contingent Interest Payment Date") Investor shall receive contingent interest ("Contingent Interest"), payable in cash, in an amount that would be sufficient to permit Investor to receive an IRR of 15% on the principal amount of the Notes (computed without regard to the payment of any interest that accrued at the Default Rate); provided, however, (i) Investor shall not be entitled to receive Contingent Interest in respect of the principal amount of any Notes that are converted into Common Stock pursuant to Section 13 on or before such Contingent Interest Payment Date and (ii) Investor shall not be entitled to receive any Contingent Interest in the event the Target Price Condition is satisfied on or before December 31, 2003 and no Termination Event or Potential Termination Event has occurred on or before such date.


SECTION 3  THE CLOSINGS.

         3.1 The Closings. The closing of the purchase and sale of the Notes under this Agreement shall take place at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022 in two parts. The first closing will take place, at 10:00 A.M. on December 31, 1998, or at such other time, date and place as are mutually agreeable to the Company and the Investor (the "First Closing") and the second closing, subject to the satisfaction of the conditions set forth in Section 6.2, will take place at 10:00 A.M. on January 29, 1999 (the "Second Closing", together with the First Closing, the "Closings"). The date of the First Closing is hereinafter referred to as the "First Closing Date." The date of the Second Closing is hereinafter referred to as the Second Closing Date." At each of the Closings, the Company shall deliver to Investor Notes in the aggregate principal amount, issued in the name of the Investor or its nominee and in such authorized denominations as Investor shall request, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. On the First Closing Date, the Company shall deliver or cause to be delivered to Investor the documents listed in Section 6.1, in form and substance reasonably satisfactory to Investor. On the Second Closing Date, the Company shall deliver or cause to be delivered to Investor the documents listed in Section 6.3, in form and substance reasonably satisfactory to Investor.

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Investor as of each of the Closing as follows:

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         4.1 Organization and Powers. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Notes and the Registration Rights Agreement. Each of the Company, CCA and Prison Realty is qualified to do business in and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and has all requisite power and authority to own its respective assets and carry on its respective business as presently conducted and as proposed to be conducted. Neither the Company, CCA nor Prison Realty is (i) in violation of its respective charter, articles or certificate of incorporation or bylaws, (ii) in breach or violation of any law, rule, regulation, order, judgment, decree or the like applicable to it or any of its respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which it or any of its respective properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

         4.2 Authorization; No Conflict. The execution, delivery and performance by the Company of this Agreement, the Notes and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company and do not and will not (i) contravene the terms of the charter or bylaws of the Company, or result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Company is a party or by which it or its properties or assets may be bound or affected;
(ii) violate any provision, law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company or any of its properties or assets;
(iii) require the approval or consent of, or any filing with, any governmental authority or agency; or (iv) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties, assets or revenues of the Company.

         4.3 Binding Obligation. This Agreement, the Notes and the Registration Rights Agreement constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any Proceeding therefor may be brought, and (B) any rights to indemnity or contribution under the Registration Rights Agreement may be limited by federal and state securities laws and public policy considerations.

         4.4 Consents. The Company is not required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority as a


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condition to or in connection with the valid execution, delivery and performance of this Agreement, the Notes or the Registration Rights Agreement and the valid offer, issue, sale or delivery of the Notes or the Conversion Shares, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement, and filings required pursuant to state and federal securities laws that have been made or will be timely made after the First Closing Date.

         4.5 No Defaults. Neither the Company, CCA nor Prison Realty is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

         4.6 Litigation. There are no actions, suits or Proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company or the properties or assets of the Company before any governmental agency or authority or arbitrator which if determined adversely to the Company would or could reasonably be expected to result in a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the transactions contemplated by this Agreement, the Notes or the Registration Rights Agreement.

         4.7 Financial Statements. The pro forma combined Financial Statements (including any related notes) included in the SEC Reports have been prepared in accordance with GAAP (except as indicated in the notes thereto) throughout the periods involved and fairly presents the pro forma combined financial condition of the Company, CCA and Prison Realty as of the dates thereof and for the periods indicated, and the Company has no material liabilities, contingent or otherwise, not reflected in the pro forma balance sheet as of September 30, 1998 included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to Investor in writing prior to the execution by Investor of this Agreement, other than any such liabilities incurred in the ordinary course of business since September 30, 1998. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company from that set forth in the pro forma Financial Statements as of September 30, 1998 included in the SEC Reports, other than changes disclosed or referred to in the SEC Reports, or otherwise disclosed to Investor in writing prior to the execution by Investor of this Agreement.

         4.8 Taxes. The Company, CCA and Prison Realty have filed all tax and information and returns required to be filed, and have paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP. The Company, CCA and Prison Realty have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company, CCA and Prison Realty for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). The Company will properly elect to be taxed as a real estate investment trust within the meaning of Sections 856-860 of the Code, commencing with its taxable year ending December 31, 1999, and is organized in conformity with the requirements for qualification as a real estate investment trust within the meaning of the Code and


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its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

         4.9 Permits. The Company possesses all licenses permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now conducted and as proposed to be conducted ("Permits"), except as disclosed in the SEC Reports and except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company, CCA and Prison Realty have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and neither the Company, CCA nor Prison Realty has received any notice of any Proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

         4.10 Patents and Other Rights. The Company owns or possesses adequate licenses or other valid rights to use all patents and applications therefor, trademarks, service marks, trade names, trade dress, copyrights and know-how (collectively,"Proprietary Rights") necessary to conduct the businesses now or proposed to be conducted by it, except for such lack of or defects in ownership as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company, CCA nor Prison Realty has received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any court or governmental agency other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company, CCA nor Prison Realty has received any notice of infringement of or conflict with, and the Company does not know of any such infringement of or conflict with, asserted rights of others with respect to any Proprietary Rights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

         4.11 Insurance. The properties of the Company are insured under insurance policies issued by financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Company, CCA and Prison Realty Trust operate. All such policies are in full force and effect and all premiums thereunder have been paid to the extent due, and no notice of cancellation has been received with respect thereto and, to the best of the Company's knowledge, no cancellation is threatened.

         4.12 Title to Properties; Liens. Each of the Company, CCA and Prison Realty has good and marketable title to all real property and good title to all personal property owned by it and good and marketable title to all leasehold estates in the real and personal property being leased by it free and clear of all Liens, except as set forth on Section 4.12 of the disclosure schedule


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delivered by the Company to Investor together with, and made a part of, this
Agreement (the "Disclosure Schedule"), and except to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect. Except for such of the following as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, policies of title insurance (or marked title insurance commitments having the same force and effect as title insurance policies) have been issued by national title insurance companies insuring the fee simple or leasehold, as applicable, title of the Company or its subsidiaries, as applicable, to each of the Real Properties in amounts at least equal to the portion of the purchase price thereof allocated to the Real Properties (the "Company Title Policies"), and, to the Company's knowledge, the Company Title Policies are valid and in full force and effect and no claim has been made under any such policy.

         4.13 Environmental Laws. The Company, CCA and Prison Realty are in material compliance with all Environmental Laws, and there are no actions, suits, claims, notices of violations, hearings, investigations or Proceedings pending or, to the best of the Company's knowledge, threatened against or affecting the Company, CCA or Prison Realty, with respect to the ownership, use, maintenance and operation of their respective properties, relating to any Environmental Laws or Hazardous Substances, where any adverse determination with respect thereto or liability imposed therein would have a Material Adverse Effect.

         4.14 ERISA. (a) The Company, CCA and Prison Realty are in compliance with ERISA in all material respects, and there is no condition or event under which the Company or any Plan maintained by the Company, CCA or Prison Realty or, to the best of the Company's knowledge, any ERISA Affiliate, could be subject to any risk of material liability under or in connection with ERISA.

              (b) Neither the Company nor any ERISA Affiliate has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

              (c) With respect to each plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event, and
(iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full. The execution and delivery of this Agreement and the Registration Rights Agreement and the issuance of the Notes and the conversion of the indebtedness evidenced by the Notes into shares of Common Stock will not involve any transaction that is subject to Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.



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         4.15 Capitalization. Section 4.15 of the Disclosure Schedule sets forth a complete and accurate list of all authorized, issued and outstanding equity securities of the Company (including securities that are exercisable, convertible or exchangeable for equity securities of the Company), and all commitments, written or otherwise, relating to the issuance in the future of any such securities; except as otherwise set forth on Section 4.15 of the Disclosure Schedule, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue, or (iii) other rights to convert any obligation into, or exchange any securities for, shares of Capital Stock of or ownership interests in the Company. All outstanding securities of the Company have been duly authorized, validly issued and fully paid and are nonassessable and were not issued in violation of any preemptive or similar rights. The Conversion Shares that may be issued pursuant to Section 13 have been reserved for issuance and will, when issued to pursuant to Section 13, be duly authorized, validly issued, fully paid and nonassessable, and not subject to preemptive rights, and will be free of any Liens or restrictions on transfer other than those imposed by the Securities Act and applicable state securities or "blue sky" laws.

         4.16 Subsidiaries. The Subsidiaries of the Company, together with their jurisdictions of incorporation, are set forth on Section 4.16 of the Disclosure Schedule.

         4.17 Finder's Fee. The Company represents that neither it not, to the Company's knowledge, Investor is or will be obligated for any finder's fee or in connection with this transaction. The Company will pay, and hold Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any claim for any such commission, fee or other compensation.

         4.18 Books and Records. Each of the Company, CCA and Prison Realty (i) makes and keeps accurate books and records, and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization, and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         4.19 Registration Rights. Except as provided in the Registration Rights Agreement and as otherwise set forth on Section 4.19 of the Disclosure Schedule, the Company has not granted or agreed to grant any registration rights to any Person.

         4.20 Solvency. Immediately after the issuance of the Notes, the fair value and present fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not and will not be (on a consolidated basis) after giving effect to the issuance of the Notes, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature, or (c) otherwise insolvent.



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         4.21 SEC Reports. The Company, CCA and Prison Realty have filed with the Commission all proxy and registration statements, reports and other documents required to be filed by them under the Securities Act and the Exchange Act since the later of December 31, 1994 and the date that such entity became required to make such filings (collectively the "SEC Reports"), and the Company has furnished Investor with copies of all proxy and registration statements, reports and other documents under the Securities Act and the Exchange Act filed by the Company, CCA or Prison Realty in connection with the Mergers, each as filed with the Commission. Each SEC Report was in substantial compliance with the requirements of its respective report form and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be state therein or necessary to make the statements therein, in light of the circumstances under which the were made, misleading.

         4.22 Holding Corporation Act and Investment Corporation Act Status. The Company is not and, after giving effect to the issuance of the Notes and the application of the net proceeds thereof will not be, a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Corporation Act of 1935, as amended. The Company is not and, after giving effect to the issuance of the Notes and the application of the net proceeds thereof will not be, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Corporation Act of 1940, as amended.

         4.23 Offering Securities. Neither the Company, CCA nor Prison Realty, nor any Person acting on behalf of any of them, has offered the Notes or any similar securities of the Company, CCA or Prison Realty for sale to, solicited any offers to buy the Notes or any similar securities of the Company, CCA or Prison Realty from, or otherwise approached or negotiated with respect to the Company, CCA or Prison Realty with any person other than Investor and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Company, CCA nor Prison Realty, nor any person acting on behalf of any of them, has taken or will take any action (including any offering of any securities of the Company, CCA or Prison Realty under circumstances that would require the integration of such offering with the offering of the Notes under the Securities Act) that might subject the offering, issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky" or similar law of any applicable jurisdiction.

         4.24 Company Debt. Section 4.24 of the Disclosure Schedule accurately describes and summarizes the approximate amount, term and interest rate of all Indebtedness for borrowed money of the Company and any Subsidiary. There are no material defaults thereunder by the Company or any Subsidiary with respect thereto, except as disclosed in Section 4.24 of the Disclosure Schedule.

         4.25 Use of Proceeds; Margin Stock. None of the proceeds of the sale of the Notes will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, T, X, or N of the Board of Governors of the Federal Reserve System, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might constitute transactions contemplated by this


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Agreement a "purpose credit" within the meaning of Regulations U, T, X or N.
Neither the Company is engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Company nor any Person acting on its or their behalf has taken or will take any action which might cause any violation of Regulations U, T, X, N or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 7 of the Exchange Act or any rule or regulation promulgated thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         4.26 State Takeover Statutes. The Company has taken all action necessary to exempt the transactions contemplated by this Agreement from the operation or triggering of any applicable "fair price," "moratorium," "control share acquisition" or any other applicable anti-takeover statute enacted under the state or federal laws of the United States or similar statute or regulation.

         4.27 Disclosure. None of the representations or warranties made by the Company in this Agreement as of the date such representations and warranties are made or deemed made, and none of the statements contained in any other information with respect to the Company, CCA or Prison Realty including each exhibit or report, furnished by or on behalf of the Company, CCA and Prison Realty to Investor in connection with this Agreement and the Notes, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, misleading.


SECTION 5  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         Investor hereby represents and warrants that:

         5.1 Authorization. Investor has the right, power and authority to execute, deliver and perform this Agreement and the Related Documents to which it is a party.

         5.2 Purchase Entirely for Own Account. The Notes will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor does not have any contract, undertaking or agreement with any person to sell, transfer or grant a participation to any person with respect to any of the Notes or the Conversion Shares; provided, however, Investor shall have the right to transfer or grant such a participation to any Affiliate(s) of Investor.

         5.3 Accredited Investor. Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D, under the Securities Act, as presently in effect.


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         5.4 Acknowledgments.

             (a) Investment Experience. Investor acknowledges that it can bear the economic risk of its investment in the Notes and Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes and the Conversion Shares. Investor acknowledges that there is no public market for the Notes and that its investment in the Notes lacks liquidity.

             (b) Restricted Securities. Investor understands that the Notes it is purchasing and the Conversion Shares issuable upon conversion thereof may be characterized as "restricted securities" under the Federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 under the Securities Act ("Rule 144") and understands the resale limitations imposed thereby and by the Securities Act.

         5.5 Legends. Unless determined otherwise by the Company in accordance with the applicable law, each certificate representing a Note will bear the following legends, and each certificate representing Conversion Shares will bear comparable legends, unless such Notes or Conversion Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act:

             (a) "THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED SATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

             (b) Any legend required by applicable corporations or securities laws of any state.

         5.6 Removal of Legend and Transfer Restrictions. Any legend endorsed on a Note or certificate representing Conversion Shares pursuant to Section 5.5 shall be removed and the Company shall issue a Note without such legend to the holder if (i) such Notice is or Conversion Shares are registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144(k) promulgated under the Securities Act, or (iii) such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, that the legend may be removed from such Note or any certificate representing the Conversion Shares.

SECTION 6    CLOSING DELIVERIES.

         6.1 Company Closing Deliveries at the First Closing. On the First Closing Date, the Company shall deliver or cause to be delivered to Investor the documents listed below, in form and substance satisfactory to Investor:

               (i) The following agreements, duly executed by each of the parties thereto:

                     (A)  this Agreement;

                     (B) the Note being purchased by such Investor at the First Closing, registered in such names and in such denominations as Investor shall have requested; and

                     (C)  the Registration Rights Agreement;

               (ii) A certificate duly executed on behalf of the Company by its Secretary or an Assistant Secretary, certifying as to the incumbency and signatures of each officer of the Company executing this Agreement and each of the Related Documents to which the Company is a party and to which is attached copies, certified to be true, correct, complete and in full force and effect of (A) the Company's Charter, (B) the Company's by-laws and (C) resolutions of the Company's Board of Directors authorizing the execution, delivery and performance by the Company of this Agreement and the Related Documents to which the Company is a party and the issuance and sale of the Notes, and the exemptions from the Maryland anti-takeover statutes referred to in
          Section 4.26;

               (iii) A certificate duly executed by the Chief Executive Officer of the Company certifying as to the accuracy and completeness of the representations and warranties set forth in Section 4;

               (iv) Good standing certificates for each of the Company and the Lessee from the Secretary of State of their respective jurisdictions of formation and each other jurisdiction in which they are required to be qualified to do business;

               (v) Certified copy of the Articles of Merger as filed with and accepted for record by the State Department of Assessment and Taxation of Maryland with respect to the Merger;

               (vi   An opinion of Stokes & Bartholomew, P.A., counsel for the
          Company, addressed to Investor, substantially in form set forth in Exhibit C, except that Stokes & Bartholomew, P.A. shall be permitted to rely on the opinion of (i) Miles &

          Stockbridge PC with respect to the matters involving Maryland law and
          (ii) Seward & Kissel with respect to the matters of New York law;

               (vii Copies, certified to be true, correct and complete by the Company, of consents and approvals of any Governmental Authority or third party required in connection with the transactions to be consummated on the Closing Date (including, without limitation, any consents of any partners and lenders required in order to permit the issuance of the Notes); and

               (viii Any and all other documents and instruments incident to the transactions contemplated by this Agreement shall be satisfactory in substance and form to Investor, and Investor shall have received all such counterpart originals or certified or other copies of such additional documents, instruments or opinions as it may request.

         6.2 Conditions Precedent to Second Closing. The obligation of Investor to fund the purchase of the Notes at the Second Closing is subject to the fulfillment, at or before the Second Closing Date, of each of the following conditions by the Company (all or any of which may be waived in whole or in part by Investor in its sole discretion):

               (i   none of the Termination Events described in Sections
          11.1(d), (e) and (f) shall have occurred; and

               (ii  the documents required to be delivered pursuant to Section
          6.3 shall have been delivered to Investor.

         6.3 Company Closing Deliveries at the Second Closing. On the Second Closing Date, the Company shall deliver or cause to delivered to Investor the documents listed below, in form and substance satisfactory to Investor:

               (i   the Note being purchased by such Investor at the Second
          Closing, registered in such names and in such denominations as Investor shall have requested;

               (ii A certificate duly executed by the Chief Executive Officer of the Company certifying as to the fulfillment of all of the conditions set forth in Section 6.2; and

               (iii An opinion of Stokes & Bartholomew, P.A., counsel for the Company, addressed to Investor, substantially in form set forth in Exhibit C, except that Stokes & Bartholomew, P.A. shall be permitted to rely on the opinion of (i) Miles & Stockbridge PC with respect to the matters involving Maryland law and (ii) Seward & Kissel with respect to the matters of New York law.

SECTION 7    AFFIRMATIVE COVENANTS.

         7.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and promptly pay or cause to be paid the principal of and interest on each of the Notes at the place or places, at the respective times and in the manner provided in this Agreement and the Notes. Unless otherwise provided in this Agreement, all payments shall be made by electronic wire transfer of immediately available United States funds.

         7.2 Maintenance of Existence and Rights; Conduct of Business. The Company shall, and shall cause each of Subsidiaries to, preserve and maintain their existence and all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses, and conduct, and cause each of its Subsidiaries to conduct, their businesses in an orderly and efficient manner consistent with sound business practices and in accordance with all applicable laws and regulations.

         7.3 SEC Filings and Other Information. (a) The Company shall deliver to the holders of the Notes the following:

               (i SEC Filings. Promptly upon the filing thereof, copies of each report, document, form or other information which the Company is required to file with the Commission pursuant to the Exchange Act, documents incorporated by reference therein and any other document filed by the Company with any securities exchange. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date transmit by mail to all holders of the Notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder at the Company's cost.

               (ii Other Information. Such other information concerning the business, properties or financial condition of the Company or the holders of the Notes shall reasonably request.

         7.4 Notices. Immediately upon becoming aware of the existence of any condition or event which constitutes a Termination Event or Potential Termination Event, the Company shall furnish to the holders of the Notes written notice specifying the nature and period of existence thereof and the action which the Company is taking or propose to take with respect thereto.

         7.5 Other Notices. The Company shall promptly notify the holders of the Notes of (i) any change which could reasonably be expected to have a Material Adverse Effect; (ii) the commencement of, or any material determination in, any litigation with any third party or any Proceeding before any Governmental Authority affecting the Company, any Lessee or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; and (iii) any material adverse claim against or affecting any of the Company, any Lessee or Subsidiary or any of their respective properties.

         7.6 Books and Records; Access. The Company, shall, and shall cause each of its Subsidiaries to, give reasonable access upon reasonable notice and during business hours to Investor, and permit the representatives or agents of Investor to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Company and relating to its business affairs and to inspect any of the properties of the Company or any of its Subsidiaries and to discuss the business and operations of the Company and its Subsidiaries with its officers and employees. The Company shall, and shall cause each of its Subsidiaries to, maintain complete and accurate books and records of its business transactions in accordance with good accounting practices.

         7.7 Compliance with Material Agreements. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all material Contracts binding on it or affecting its Properties or business.

         7.8 Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to it or to any of its Properties, business operations or transactions.

         7.9 Payment of Taxes and Other Indebtedness. The Company shall, and shall cause each of the Subsidiaries to, pay and discharge: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) and (iii) all of its Indebtedness as and when due; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, claim or levy, if and so long as the amount, applicability or validity thereof is at the time being contested in good faith by appropriate Proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         7.10 Insurance. The Company shall, and shall cause each of its Subsidiaries to, apply for and continue in force, or cause to be applied for and continued in force, adequate insurance covering risks of such types and in such amounts and with such deductibles as are customary for other companies engaged in similar lines of business and with good and responsible insurance companies except where failure to do so would not have a Material Adverse Effect.

         7.11 Reservation of Common Stock. (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock, for the purpose of effecting conversion of the Notes, the maximum number of shares of Common Stock which the Company would be required to deliver upon the conversion of all the Notes in accordance with Section 13.

              (b) Before taking any action that would cause an adjustment reducing the conversion price below the then par value of the Common Stock deliverable upon conversion of the Notes pursuant to Section 13, the Company shall take all actions under applicable Maryland corporate law which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Common Stock at the adjusted conversion price.

              (c) The Company shall cause to be listed the Common Stock required to delivered upon conversion of the Notes, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

         7.12 Payment of Certain Taxes. The Company will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock upon conversion of the Notes; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that of the holder of record of the Notes to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid or is not payable.

         7.13 Use of Proceeds. The Company shall use the proceeds received by it from the sale of Notes for working capital and general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, T, X or N of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry "margin stock" or for any other purpose that might constitute any of the transactions contemplated by this Agreement a "purpose credit" within the meaning of Regulations U, T, N or X.

         7.14 REIT Qualification. The Company shall use its best efforts to ensure that it will have satisfied all of the requirements necessary to be taxed as a real estate investment trust within the meaning of Sections 856-860 of the Code, and shall elect to be taxed as such and make all necessary filings required in connection therewith.

         7.15 Leases. If any Lessee shall fail to fully comply with a Lease of any Company correctional and detention facility, the Company shall, and it shall cause its Subsidiaries to, use its best efforts to enforce the Company's or its Subsidiaries' rights under such Lease.

         7.16 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and expressly waives all benefit or advantage of any such law, and covenants that it will not, resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law had been enacted.

         7.17 Maintenance of Properties. The Company shall maintain and shall cause its Subsidiaries and Lessees to maintain in good repair, working order, and condition (normal wear and tear excepted) all of its material Properties and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof, all as in the reasonable judgment of Company management and consistent with sound business practice and necessary so that the business of the Company may be properly conducted in accordance with past practice; provided, however, that nothing in this Section 7.17 shall prevent the Company from discontinuing the maintenance of any such Properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries; and provided further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of any of its properties or assets in compliance with the terms of this Agreement.

         7.18 Compliance Certificate. The Company shall deliver to the holders of the Notes within 120 days after the end of each fiscal year of the Company an officers' certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company stating whether or not the signatories know of any Termination Event. If any such signatories know of any such Termination Event, the certificate shall describe the Termination Event and its status.

         7.19 Further Assurances. The Company shall, and shall cause each of its Subsidiaries to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments or other assurances, and take any and all such other action, as Investor may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the Related Documents, or the obligations of the Company or its Subsidiaries hereunder or thereunder.

         7.20 Agreement to Subordinate. The Company agrees, and each Investor agrees, that the Indebtedness evidenced by the Notes and the payment of principal thereof and interest thereon are subordinated in right of payment to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 8    NEGATIVE COVENANTS.

         8.1 Material Agreements. Neither the Company nor any of its Subsidiaries shall consent to or permit any alteration, amendment, modification, release, waiver or termination of any provision of any Contract to which it is a party, including, without limitation, any Lease, if such action could adversely affect the interests of the holders of the Notes or could reasonably be expected to have a Material Adverse Effect.

         8.2 Certain Transactions. Neither the Company nor any of its Subsidiaries shall enter into any transaction with an Affiliate upon terms less favorable to such Person than those which it could obtain at the time of the transaction in arm's-length dealings with Persons other than Affiliates. The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the independent directors of the Company or (B) for which the Company or the affected Subsidiary delivers to the holders a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Subsidiaries or solely between Subsidiaries of the Company; (iii) the payment of reasonable and customary fees and expenses to directors of the Company who are not employees of the Company; or (iv) any payments or other transaction pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes.

         8.3 Agreements Restricting Distributions From Subsidiaries. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any Contracts which materially limit distributions to or any advance by any of the Company's Subsidiaries to the Company.

         8.4 Conduct of Business. The Company shall not, and shall not permit any of its Subsidiaries to, engage, to any substantial extent, in any business other than the financing, ownership and development of prisons and other correctional facilities and other businesses or activities substantially similar or related thereto.

         8.5 Total Indebtedness to Total Capitalization. At no time shall Total Indebtedness exceed 55% of Total Capitalization.


SECTION 9    TERMINATION OF COVENANTS.

             Each of the covenants set forth in Sections 7 and 8 of this Agreement shall terminate on the date the Notes and all of the obligations hereunder and thereunder are repaid in full.

SECTION 10    CHANGE IN CONTROL; LIQUIDATION.

         10.1 Repurchase Right. (a) Upon (i) the Transfer in a single transaction, or series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, considered as a whole, including for such purpose the assets of any Subsidiary, (ii) the merger or consolidation of the Company with any other Person, (iii) any recapitalization of the Company and its Subsidiaries, considered as a whole, in a single transaction or a series of transactions, in an amount or amounts which aggregate 30% or more of Company Market Capitalization, or (iv) a Change of Control (individually, a "Repurchase Right Event"), each holder of a Note shall have the right (the "Repurchase Right") upon receipt of a Repurchase Right Notice, at such holder's option, to require the Company to repurchase any Notes held by such holder or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 Business Days after the date of the Repurchase Right Notice is mailed, or such later date as is necessary to comply with the requirements under the Exchange Act, at a purchase price equal to 105% of the principal amount thereof, plus accrued and unpaid interest, including, without limitation, Contingent Interest, to the Repurchase Date (the "Repurchase Price"). If the Repurchase Right Event occurs prior to December 31, 2003, the Contingent Interest portion of the Repurchase Price shall be calculated without regard to the proviso included in Section 2.5.

              (b Within 15 Business Days after the occurrence of a Repurchase Right Event, the Company shall give notice of the occurrence of the Repurchase Right Event and of the Repurchase Right set forth herein to each holder of a Note (the "Repurchase Right Notice"). Any such notice shall contain all instructions and materials necessary to enable such holders to exercise their Repurchase Right including, without limitation, the following:

                 (1)  the Repurchase Date;

                 (2) the date by which the Repurchase Right must be exercised;

                 (3)  the Repurchase Price;

                 (4) that the Notes are to be surrendered for payment of the Repurchase Price;

                 (5) that the exercise of the Repurchase Right is irrevocable, except that holders of Notes who elect to exercise the Repurchase Right will retain the right to convert Notes submitted for repurchase until the close of business on the second Business Day before the Repurchase Date; and

                 (6) the then existing Conversion Rate for conversion of Notes, the date on which the right to convert the principal of the Notes to be repurchased will terminate and the place or places where such may be surrendered for conversion.

         (c      To exercise a Repurchase Right, a holder of a Note shall
deliver to the Company on or before the 10th day after the date of the Repurchase Right Notice, (i) written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of Notes (or portions thereof) to be repurchased, a statement that an election to exercise the Repurchase Right is being made thereby. Such written notice shall be irrevocable, except as provided in clause (b) of this Section 10.1.

         (d      In the event a Repurchase Right shall be exercised in
accordance with the terms hereof, the Company shall pay or cause to be paid the applicable Repurchase Price with respect to the Notes as to which the Repurchase Right shall have been exercised to the applicable holder on the Repurchase Date. Following receipt of the Repurchase Price, the applicable holder shall deliver to the Company the Notes with respect to which the Repurchase Right was exercised, duly endorsed without recourse, representation or warranty for transfer to the Company.

         (e      Prior to a Repurchase Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the Repurchase Price payable in respect of all of the Notes which are to be repurchased on that date. If any Note submitted for repurchase is converted prior to the repurchase thereof, any money so segregated and held in trust for the redemption of such Notes shall be discharged from trust.

         (f      Both the notice of the Company and the notice of the holder having been given as specified in this Section 10.1, the Notes to be repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Repurchase Price) such Notes shall cease to bear interest. Upon surrender of any such Note for repurchase in accordance with said notice, such Note shall be paid by the Company at the Repurchase Price. If any Note shall not be paid upon surrender thereof for repurchase, the principal and premium, if any, shall, until paid, bear interest from the Repurchase Date at the Default Rate.

         (g      In the event any Note is repurchased only in part pursuant to this Section 10.1, then the Company shall execute and make available for delivery to the holder of such security without any service charge, a new Note, of any authorized denomination as requested by such holder, of the same tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of such Note not submitted for repurchase.

         (h      If any repurchase pursuant to the foregoing provisions
constitutes an "issuer tender offer" as defined in Rule 13e-4 under the Exchange Act, the Company will comply with the requirements of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable, including the filing of an Issuer Tender Offer Statement on

Schedule 13E-4 with the Commission and the furnishing of certain information contained therein to the holders of the Notes.


SECTION 11    TERMINATION EVENTS.

      11.1 Termination Events. The occurrence of any of the following shall constitute a Termination Event:

              (a the Company defaults in the payment of the principal of any of the Notes, when the same shall become due and payable, whether at scheduled Maturity, as a result of a mandatory prepayment requirement, by acceleration or otherwise;

              (b the Company defaults in the payment of any interest (including, without limitation, Contingent Interest) on any of the Notes or any other amount due hereunder, when the same becomes due and payable, and such default is not cured within 10 Business Days;

              (c the Company fails duly to observe or perform any of its covenants or agreements contained in this Agreement or any of the Related Documents to which it is a party (other than as set forth in (a) and (b) above), and, if such failure is capable of cure, such failure continues uncured for a period of 10 days, provided, however, that, if such failure is not capable of cure within 10 days, such 10 day period shall be extended to 45 days, provided the Company is making a good faith and diligent attempt to cure;

              (d the Company or any Subsidiary shall:

                 (i   commence a voluntary case under any applicable Bankruptcy
         Law;

                 (ii consent to the entry of an order for relief against it in any involuntary case under any applicable Bankruptcy Law;

                 (iii consents to the appointment of a Custodian of it or for any substantial part of its property;

                 (iv makes a general assignment for the benefit of its creditors; or

                 (v generally not pay its debts as they become due or admit in writing its inability to pay its debts;

              (e a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i is for relief against the Company or any Subsidiary in an involuntary case;

                     (ii appoints a Custodian of the Company or any Subsidiary or for any substantial part of its property; or

                     (iii orders the winding up or liquidation of the Company or Subsidiary;

                  (f Any involuntary case, Proceeding or other action is commenced against the Company or any Subsidiary under any Bankruptcy Law and such case, Proceeding or other action remains undismissed for a period of 30 days;

                  (g the Company or any Subsidiary shall fail to pay any Indebtedness in excess of $250,000 (other than the Notes) when due or shall default in the performance of any other obligations relating to such indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holders thereof to cause such Indebtedness to become due prior to its stated due date, and such failure to default shall have not been cured or waived;

                  (h any judgment or decree for the payment of money in excess of $250,000 (to the extent not covered by insurance or a bond) shall be rendered against the Company or any Subsidiary and shall not be paid or discharged, waived or the execution thereof stayed on appeal within 30 days following the entry of such judgment or decree;

                  (i any representation or warranty made by the Company herein or made by the Company in any statement or certificate furnished by the Company in connection with the consummation, issuance and delivery of the Notes or thereafter pursuant to the terms of this Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (j the Common Stock ceases to be listed for trading on the New York Stock Exchange.

         11.2 Acceleration of Maturities. When any Termination Event described in clauses (a), (b), (c), (g), (h), (i) or (j) of Section 11.1 has occurred and is continuing, Investor may, by notice in writing sent to the Company, declare the entire principal and all interest (including, without limitation, Contingent Interest) accrued on the Notes to be, and the Notes shall thereupon, become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Termination Event described in clauses (d), (e), or (f) of Section 11.1 has occurred, then the Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind. When any Termination Event described in clause (c) of Section 11.1 has occurred and is continuing as a result of the Company's breach of its obligation to convert the Notes into Common Stock in accordance with the terms and conditions of this Agreement, Investor shall be entitled to specific performance of such obligation of the Company; it being expressly acknowledged and agreed by the Company that no adequate remedy of law exists for any such breach and that Investor will be irreparably harmed by any such breach by the Company. Upon the Notes becoming due and payable as the result of any Termination Event as aforesaid, the Company shall forthwith pay to Investor the entire principal and interest (including, without limitation, Contingent Interest) accrued on the Notes. No course of dealing on the part of Investor nor any delay or failure on the part of Investor to exercise any right shall operate as a waiver of such right or otherwise prejudice Investor's rights, powers, and remedies. The Company further agrees, to the extent permitted by law, to pay to Investor all costs and expenses (including reasonable attorneys' fees and expenses) incurred by it in the collection of the Notes upon any default hereunder or thereon (including such costs and expenses incurred in connection with a workout or insolvency or bankruptcy Proceeding).


SECTION 12    OPTIONAL REDEMPTION.

         12.1 Optional Redemption. The Notes shall not be redeemable prior to January 1, 2005. On or following January 1, 2005 the Notes shall be redeemable, in whole but not in part, at the option of the Company at a redemption price equal to 100% of the outstanding principal amount of the Notes plus all accrued and unpaid interest thereon (including, without limitation, Contingent Interest) to the date of redemption (the "Optional Redemption Price"). The Company shall give each holder of the Notes written notice of any redemption pursuant to this
Section 12.1 at least ten (10) Business Days prior to the date of redemption. The notice shall identify the Notes to be redeemed and shall state the redemption date, the Optional Redemption Price (and include a reasonably detailed calculation thereof) and the manner and place of payment. Any notice of redemption given by the Company pursuant to this Section 12.1 shall be irrevocable and shall obligate the Company to pay the Optional Redemption Price on the date specified in such notice.


SECTION 13    CONVERSION.

         13.1 Conversion Privilege. (a) A holder of a Note may convert it into Common Stock at any time of on or following January 1, 2001 and before the close of business on December 31, 2008 or, if the Note is called for redemption, the holder may convert it at anytime before the close of business on the second Business Day before the date fixed for redemption.

              (b) The initial Conversion Rate is 35.7143 shares of Common
Stock per $1,000 principal amount of Notes, subject to adjustment in accordance with Sections 13.6 through 13.15 hereof (the "Conversion Rate").

              (c) A Holder may convert a portion of one or more Notes if the portion is $100,000 or more. Provisions of this Agreement that apply to conversion of all of a Note also apply to conversion of a portion of it.

         13.2 Conversion Procedure. (a) To convert a Note a holder must deliver a conversion notice in the form attached hereto as Exhibit D (the "Conversion Notice") to the Company or its payment agent as provided for in Section 2.4. The date on which the holder of a Note satisfies this requirement is the conversion date. As soon as practicable, the Company shall deliver to the holder of the Note a certificate for the number of full shares of Common Stock issuable upon the conversion and a check in lieu of any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date; provided, however, that no delivery of a Conversion Notice on any date other than a Business Day shall be effective to constitute the Person or Persons entitled to receive such Conversion Shares as the record holder or holders thereof for all purposes until the close of business on the next succeeding Business Day; such conversion shall be at the Conversion Rate in effect on the date that such Conversion Notice shall have been delivered for conversion, as if the date of such delivery had been a Business Day. Upon conversion of a Note, such Person shall no longer be a holder of such Note. Any Note for which a Conversion Notice is delivered on any day shall be deemed to be converted simultaneously with all other Notes for which a Conversion Notice is delivered on such day, subject to the surrender of such Notes to the Company.

              (b) No payment or adjustment will be made on Common Stock issued upon conversion. The holder of a Note that is converted into Common Stock pursuant to this Section 13 shall be entitled to receive, in cash, an amount equal to all accrued but unpaid interest on such Note (other than Contingent Interest) through the effective date of the conversion.

              (c) If a holder of Notes converts more than one Note at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Notes converted.

              (d) Upon surrender of a Note that is converted in part the Company shall issue to the holder a new Note equal in principal amount to the unconverted portion of the Note surrendered. Upon receipt of the shares of Common Stock issuable upon conversion of a Note, the holder of the Note shall deliver to the Company the Note that was converted, duly endorsed, without recourse, representation or warranty for transfer to the Company.

         13.3 Fractional Shares. (a) The Company shall not issue a fractional share of Common Stock upon conversion of a Note. Instead the Company shall deliver its check for the market value of a fractional share. The market value of a fraction of a share is determined as follows: Multiply the market price of a full share by the fraction and round the result to the nearest whole cent with one-half cent being rounded upward.

              (b) The market price of a share of Common Stock for the purposes of Section 13.3 is the last reported sale price of a share of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or on the National Association of Securities Dealers National Market System ("NMS") on the Business Day next preceding the date of conversion, or, if the Common Stock is not then listed on an exchange, the closing sale price (or the quoted closing bid price if there were no sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the Business Day next preceding the date of conversion. In the absence of one or more such quotations, the Company's Board of Directors shall determine the current market price on the basis of such quotations as it considers appropriate.

         13.4 Taxes on Conversion. If a holder of a Note converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder of a Note shall pay any such tax which is due because the shares are issued in a name other than the holder's name.

         13.5 Company to Provide Stock. (a) The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of all of the Notes.

              (b) All shares of Common Stock which may be issued upon conversion of the Note shall be validly issued, fully paid and non-assessable.

              (c) The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and will use its best efforts to list such shares on each national securities exchange on which the Common Stock is listed.

         13.6 Adjustment for Change in Capital Stock.  (a)  If the Company:

                      (i) pays a Dividend or makes a distribution on its capital stock in shares of its Common Stock;

                      (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

                      (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

                      (iv) issues by reclassification of its Common Stock any shares of its capital stock,

then the Conversion Rate, as in effect immediately prior to such action, shall be adjusted so that the holder of a Note will receive, upon conversion of the Notes into shares of Common Stock, the number of shares of Common Stock which such holder would have owned immediately following such action if such holder had converted the Notes immediately prior to such action.

                  (b) Any adjustment made pursuant to Section 13.6(a) above shall become effective immediately after the record date in the case of a Dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

              (c) If, as a result of an adjustment pursuant to Section 13.6(a) above, the holder of a Note may, upon conversion, receive shares of two or more classes of capital stock of the Company, the Board of Directors shall determine, in good faith and on a reasonable basis, the allocation of the adjusted Conversion Rate between or among such classes of capital stock. After such allocation, the Conversion Rate of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 13.6.

         13.7 Adjustment for Shares Issued Below Market Price. (a) If the Company issues to all holders of Common Stock shares of Common Stock or rights, options or warrants to subscribe for or purchase shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or rights, options or warrants to subscribe for or purchase such convertible or exchangeable securities (excluding shares of Common Stock, rights, options, warrants therefore or convertible or exchangeable securities or rights, options or warrants therefor issued in transactions described in Section 13.6(a) hereof) at a price per share (calculated by dividing N (limited to the subject issuance) into R, as such terms are defined below) lower than the current market price (as determined in accordance with Section 13.3(b) hereof) on the date of such issuance, the Conversion Rate as in effect immediately prior to such action, shall be adjusted in accordance with the following formula:

                                AC = $1,000 / AP

where:


                                               O + (R / M)
                                AP =   CP   x  ------------
                                                    N



where:

         AC   =   the adjusted Conversion Rate.

         AP   =   the adjusted Conversion Price.

         CP   =   the then current Conversion Price and where the
                  Conversion Price is determined as follows:

                       $1,000 / the then current Conversion Rate.

         O    =   the number of shares of Common Stock outstanding immediately prior to such issuance.

         N    =   the "Number of Shares," which (i) in the case of shares of

                  Common Stock, is the aggregate number of shares issued (including, without limitation, the subject issuance);
                  (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof; and
                  (iii) in the case of
                  rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the maximum number of shares of Common Stock initially issuable upon the conversion or exchange of the convertible or exchangeable securities issuable upon the exercise of such rights, options or warrants.

         R    =   the proceeds received or receivable by the Company, which
                  (i) in the case of shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of the shares; (ii) in the case of rights, options or warrants to subscribe for or purchase shares of Common Stock or of securities convertible into or exchangeable for shares of Common Stock, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and (iii) in the case of rights, options or warrants to subscribe for or purchase convertible or exchangeable securities, is the total amount received or receivable by the Company in consideration for the sale and issuance of such rights, options or warrants, plus the minimum aggregate consideration payable to the Company upon the exercise thereof, plus the minimum aggregate amount of additional consideration, other than the convertible or exchangeable securities, payable upon the conversion or exchange of the convertible or exchangeable securities;
                  provided, however, in each case the proceeds received or receivable by the Company shall be deemed to the amount of gross cash proceeds without deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or any expenses incurred in connection therewith.

         M    =   the current market price per share of Common Stock on the
                  date of issue of the shares of Common Stock or the rights, options or warrants to subscribe for or purchase shares of Common Stock or the securities convertible into or exchangeable for shares of Common Stock or the rights, options or warrants to subscribe for or purchase convertible or exchangeable securities.

and where the market price of a share of Common Stock is defined and determined in accordance with Section 13.3(b).

              (b) If the Company shall issue shares of Common Stock or rights, options, warrants or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash, the amount of such consideration shall be determined in good faith and on a reasonable basis by the Company's Board of Directors.

              (c) Any adjustment made pursuant to this Section 13.7 shall be made successively whenever any additional shares of Common Stock or rights, options, warrants or convertible or exchangeable securities are issued, and such adjustment shall become effective immediately after the date of issue of such shares, rights, options, warrants or convertible or exchangeable securities; provided, however, if any such rights, options or warrants issued by the Company as described in this Section 13.7 are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders rights plans, then the Conversion Rate will not be adjusted as provided in this
Section 13.7 until such triggering events occur. To the extent that such rights, options or warrants expire unexercised or to the extent any such convertible or exchangeable securities are redeemed by the Company or otherwise cease to be convertible or exchangeable into shares of Common Stock, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustment made upon the date of issuance of such rights, options, warrants or convertible or exchangeable securities been made upon the basis of the issuance of rights, options or warrants to subscribe for or purchase only the number of shares of Common Stock as to which such rights, options or warrants were actually exercised and the number of shares of Common Stock that were actually issued upon the conversion or exchange of the convertible or exchangeable securities.

         13.8 Adjustment for Other Distributions. (a) If the Company distributes to all holders of its Common Stock evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but other than (i) Dividends or distributions exclusively in cash or (ii) any Dividend or distribution for which an adjustment is required to be made in accordance with Section 13.6 or 13.7 hereof), the Conversion Rate as in effect immediately prior to such action, shall be adjusted in accordance with the following formula:

                                          (O x M)
                         AC = CC x     -----------
                                       (O x M) - F

where:

         AC   =   the adjusted Conversion Rate.

         CC   =   the then current Conversion Rate.

         O    =   the number of shares of Common Stock outstanding on the record date mentioned below.

         M    =   the current market price per share of Common Stock (as
                  determined in accordance with Section 13.3(b) hereof) on the record date mentioned below.

         F    =   the fair market value on the record date of the evidences of indebtedness, assets, securities or cash distributed. The
                  Board of Directors shall, in good faith and on a reasonable basis, determine the fair market value.

              (b) Any adjustment made pursuant to Section 13.8(a) above shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

         13.9 Adjustment for Cash Distributions. (a) If the Company distributes to all holders of Common Stock cash in an aggregate amount which, combined with
(i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (defined as being the product of the then current market price the Common Stock determined in accordance with Section 13.3(b) multiplied by the number of shares of Common Stock then outstanding) on the record date of such distribution, the Conversion Rate shall be adjusted in accordance with the following formula:


                                          M
                           AC  =  CC  x ------
                                         M - C


where:

         AC   =   the adjusted Conversion Rate.

         CC   =   the then current Conversion Rate.

         M    =   the current market price per share of Common Stock
                  (as determined in accordance with Section 13.3(b) hereof) on the record date mentioned above.

         C    =   the amount of cash distributed applicable to one share of
                  Common Stock.

              (b) Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Rate shall not be adjusted pursuant to Section 13.9(a) above.

              (c) Any adjustment made pursuant to Section 13.9(a) above shall become effective immediately after the record date for the determination of the stockholders entitled to receive such distribution.

         13.10 Adjustment for Tender or Exchange Offers. (a) If the Company completes a tender or exchange offer for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") which, together with (i) any cash and the fair market value of any other consideration payable in respect of any other offer, as of the expiration of such other Offer and in respect for which no Conversion Rate adjustment pursuant to this Section 13.10 has been made, and (ii) the aggregate amount of any all-cash distributions referred to in
Section 13.9 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Rate adjustment pursuant to such Section 13.9 has been made, exceeds 20% of the product of the then current market price per share (as determined in accordance with Section 13.3(b) hereof) of the Common Stock at the Expiration Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Rate as in effect immediately prior to such action, shall be adjusted in accordance with the following formula:

                                     M x (O - P)
                     AC  =  CC  x    ----------
                                     (M x O) - F


where:

         AC   =   the adjusted Conversion Rate.

         CC   =   the then current Conversion Rate.

         M    =   the current market price per share of Common Stock (as
                  determined in accordance with Section 13.3(b) hereof) at the Expiration Time.

         O    =   the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time.

         F    =   the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchase
                  Shares"). The Board of Directors shall, in good faith and on a reasonable basis, determine the fair market value.

         P    =   Purchased Shares.

                  (b) Any adjustment made pursuant to Section 13.10(a) above shall become effective immediately prior to the opening of business on the day following the Expiration Time.

         13.11 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made pursuant to Section 13.6, 13.7, 13.8, 13.9 or 13.10 hereof unless such adjustment would require a change of at least l% in the Conversion Rate. Any adjustments that are not made due to the immediately preceding sentence shall be carried forward and taken into account in any subsequent adjustment.

         13.12 When No Adjustment Required. Notwithstanding the foregoing, no adjustment in the Conversion Rate shall be made solely as a result of:

               (a) the issuance or conversion of the Notes;

               (b) except as set forth in Section 13.7 hereof, an issuance, in exchange for cash, property or services, of shares of Common Stock, or any securities convertible into shares of Common Stock, or securities carrying the right to purchase shares of Common Stock or such convertible securities;

               (c) a grant of rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of Dividends or interest;

               (d) a change in the par value of the Common Stock; or

               (e) the Earnings and Profits Distribution.

         13.13 Notice of Certain Transactions.  In the event:

               (a) the Company proposes to take any action that would require an adjustment in the Conversion Rate pursuant to Section 13.6, 13.7, 13.8, 13.9 or
13.10 hereof, or

               (b) there is a proposed Repurchase Right Event,

then the Company shall mail to Investor a notice stating the proposed record date for a Dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation, dissolution or other Repurchase Right Event. The Company shall mail such notice at least 15 days prior to such proposed record date.

         13.14 Reorganization of the Company. (a) If the Company is a party to a merger or any other transaction which reclassifies or changes its outstanding Common Stock, the successor corporation shall enter into an amendment to this Agreement which shall provide that a holder of Notes may convert the Notes into the kind and amount of securities, cash or other assets which such holder would have owned immediately after the consolidation, merger, transfer or lease if such holder had converted the Notes immediately before the effective date of the transaction. Such amendment shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Sections 13.6, 13.7, 13.8, 13.9 and 13.10 hereof.

               (b) The successor Company shall promptly mail to Investor a complete and correct copy of such amendment to this Agreement.

               (c) If this Section 13.14 shall apply, Sections 13.6, 13.7, 13.8,
13.9 and 13.10 shall not apply.

         13.15 Rights and Warrants. If the Company distributes rights or warrants (other those referred to in Section 13.7 above) pro rata to all holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that a holder of Notes, upon surrender of the Notes for conversion, will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion ("Conversion Shares"), a number of rights or warrants to be determined as follows:

               (a) If such conversion occurs on or prior to the date for the distribution to the holders of Common Stock of rights or warrants of separate certificates evidencing such rights or warrants (the ?Distribution Date?), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants; or

               (b) If such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares Common Stock into which the aggregate principal amount of the Notes so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

         13.16 Company Determination Final. Any determination that the Board of Directors must make pursuant to this Article 13 is conclusive, absent manifest error.


SECTION 14    TRANSFERS.

         14.1 Limitations on Transfer. Each Investor agrees that it will transfer the Notes, only if such transfer is made pursuant to an available exemption from such registration under the Securities Act.

         14.2 Legends. It is understood that the certificates evidencing the Notes and the Common Stock acquired by each Investor under the terms of this Agreement shall bear a legend substantially as follows:

              "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and neither the securities nor any interest therein may be transferred or otherwise disposed of in the absence of such registration or an exemption therefrom."

         The foregoing legend shall be removed from the certificates representing any Notes or Common Stock, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act or have been registered under the Securities Act.

         14.3 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Investor, provide in writing to such Investor and to any prospective transferee of any Notes or Common Stock held by such Investor, the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

         SECTION 15 MISCELLANEOUS.

         15.1 Indemnification. The Company agrees to indemnify each Investor or other holder of Notes and their respective shareholders, partners, members, directors, officers, employees, Affiliates and agents (collectively, "Indemnified Persons") against, and agree to hold each such Indemnified Person harmless from, any and all losses, claims, damages and liabilities and related expenses, including reasonable counsel fees and expenses, incurred by such Indemnified Person arising out of, in any way in connection with, or as a result of (i) the consummation of the transactions contemplated by this Agreement or the Notes, (ii) the use of any of the proceeds of the Notes by the Company or the consummation of the transactions contemplated by this Agreement, (iii) the performance by the parties hereto of their respective obligations hereunder,
(iv) any claim, litigation, investigation or Proceeding relating to any of the foregoing, whether or not any Investor or any such person is a party thereto and
(v) the breach by the Company of its representations, warranties, covenants or agreements set forth in this Agreement or any Related Documents; provided, however, the Company shall in no event be obligated to indemnify an otherwise liable to any Indemnified Persons under this Section 15.1 for losses incurred as a direct result of the gross negligence, bad faith or willful misconduct of such Indemnified Person. If any litigation or Proceeding is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant to this Section 15.1, such Indemnified Person shall promptly notify the Company in writing of the commencement of such litigation or Proceeding, but the omission so to notify the Company shall not relieve the Company from any other obligation or liability which it may have to any Indemnified Person under this Section 15.1. In case any such litigation or Proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Company of the commencement of such litigation or Proceedings, the Company shall be entitled to participate in such Proceedings, and, after written notice to such Indemnified Person, will have the right to assume control of any litigation for which indemnification is sought and no settlement of any claim may be agreed to without the prior written consent of the Company. However, any Indemnified Person shall have the right to hire its own counsel for any reason; provided, however, that the fees and expenses of such counsel shall be at the Indemnified Person's own expense unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed properly to assume the defense in such action or Proceeding and employ counsel reasonably satisfactory to such Indemnified Person in any such action or Proceeding or (c) either (x) the named parties to such action or Proceeding include such Indemnified Person and the Company or such Indemnified Person shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or in addition to those available to the Company or (y) such Indemnified Person concludes that taking into account the position of such Indemnified Person (or any Affiliate) as a lender to the Company such Indemnified Person reasonably believes that it is advisable for such Indemnified Person to employ separate counsel on its behalf, recognizing that in such case the Company and its counsel shall remain primarily responsible for the overall strategy, control and direction of such action or Proceeding. In any case referred to in (b) or (c) above, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or Proceeding on behalf of such Indemnified Person, it being understood, however, that the Company shall not in connection with any one such action or Proceeding, or separate but substantially similar Proceedings or related actions or Proceedings arising out of the same general allegations or circumstances be liable for the fees and expenses of more than one separate firm of attorneys, together with appropriate local counsel (but not more than one separate firm of attorneys per state), at a time for all Indemnified Persons. The foregoing indemnity shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated by this Agreement, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or the Notes or any investigation made by or on behalf of any Indemnified Person or the Company and the content or accuracy of any representation or warranty made under this Agreement. All amounts due under this Section 15.1 shall be payable as incurred upon written demand therefor.

         15.2 Survival of the Representations and Warranties. The representations and warranties of the Company made herein shall survive the consummation of the transactions contemplated hereby.

         15.3 Confidentiality. (a) Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information, which the Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company in connection with this Agreement, or pursuant to visitation or inspection rights granted to the Investors, unless such information is known, or until such information becomes known, to the public; provided, however, that Investor may disclose such information (i) to its members, partners, directors, officers, attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Notes from Investor as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, (iii) to any Affiliate of the Investor or (iv) as required by applicable law or regulation, court or administrative order, or any listing or trading agreement concerning the Company.

              (b) The Company agrees that it will, and will cause each of its Subsidiaries to, keep confidential and not disclose or divulge the terms of this Agreement and the Related Documents to any other Person; provided, however, that the Company may disclose such terms (i) to the officers and directors of the Company, or its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with this Agreement or (ii) as required by applicable law or regulation, court or administrative order, or any listing or trading agreement concerning the Company.

         15.4 Brokers. Each of the Company and Investor (i) represents and warrants to the other party hereto that, except as set forth in following sentence, it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

         15.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         15.6 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and each Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         15.7 Time.  Time shall be of the essence in this Agreement.

         15.8 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         15.9 Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed effectively given on the date of delivery or refusal, if delivered personally or delivered by certified mail return receipt requested, to the parties at the following addresses, or at such other place as the parties may designate by written notice from time to time:

         If to Investor, to:

                  MDP Ventures IV LLC
                  c/o Millennium Partners
                  1995 Broadway, 3rd Floor
                  New York, New York  10023
                  Attn:  Brian J. Collins

         with copies to:

                  Global Property Advisors
                  126 East 56th Street
                  New York, New York  10022
                  Attn:  John R. Shain

                           and

                  Steven L. Lichtenfeld, Esq.
                  Battle Fowler LLP
                  Park Avenue Tower
                  75 East 55th Street
                  New York, New York  10022

         and, if to the Company, to:

                  Prison Realty Corporation
                  10 Burton Hills Boulevard
                  Nashville, Tennessee  37219
                  Attn:  Michael W. Devlin

         with a copy to:

                  Elizabeth E. Moore, Esq.
                  Stokes & Bartholomew, P.A.
                  424 Church Street, Suite 2800
                  Nashville, Tennessee  37219

         Any holder of a Note is entitled to notice pursuant to this
Section 15.9.

         15.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one Agreement.

         15.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15.12 Consent to Jurisdiction. Each of the Company and Investor irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York located in New York County, City of New York and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other Proceeding relating to this Agreement, the Notes and the other Related Documents or any of the transactions contemplated hereby or thereby. Each of the Company and Investor agrees to commence any action, suit or Proceeding relating hereto either in the United States District Court for the Southern District of New York or, if such suit, action or Proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York located in New York County, City of New York. The Company further agrees that service of process, summons, notice or document by hand delivery or U.S. registered certified mail return receipt requested in care of Stokes & Bartholomew, P.A., 424 Church Street, Suite 2800, Nashville, Tennessee 37219, Attention: Elizabeth E. Moore, Esq., shall be effective service of process for any action, suit or Proceeding brought against the Company in any such court. Each of the Company and Investor irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or Proceeding relating to this Agreement, the Notes and the other Related Documents and any of the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York located in New York County, City of New York or (ii) the United States District Court for the Southern District of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or Proceeding brought in any such court has been brought in an inconvenient forum.

         15.13 Enforcement of Judgments; Service of Process; Jury Trial Waiver. The Company agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or Proceeding of the nature referred to in Section 15.12 hereof brought in any such court shall be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other court to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE TRANSACTION DOCUMENTS, OR ANY OTHER RELATED DOCUMENT TO BE DELIVERED PURSUANT HERETO, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION

AND THE CONTRACTUAL RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE TRANSACTION DOCUMENTS, OR THE RELATED DOCUMENTS TO BE DELIVERED PURSUANT HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         15.14 No Limitation on Service or Suit. Nothing herein shall affect the right of Investor to serve process in any manner permitted by law, or limit any right that Investor may have to bring Proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

         15.15 Expenses; Documentary Taxes. The Company agrees to pay (a) all out-of-pocket expenses of the Investor, including the fees and disbursements of counsel for the Investor in connection with the negotiation and preparation of this Agreement, (b) all reasonable out-of-pocket expenses of the Investors, including fees and disbursements of counsel for the Investors in connection with all additional and subsequent documentation contemplated hereby, any waiver or consent hereunder or thereunder or any amendment hereof or thereof and (c) if a default occurs, all out-of-pocket expenses incurred by the Investors, including fees and disbursements of counsel, in connection with such default and collection and other enforcement Proceedings resulting therefrom, including, without limitation, costs and expenses incurred in a bankruptcy case. The Company shall indemnify the Investors against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the Notes. The obligations of the Company under this Section 15.15 shall survive transfer by any Investor of the Notes.

         15.16 Direct Payment. Anything in this Agreement or the Notes to the contrary notwithstanding, the Company will punctually pay when due the principal of the Notes, and any interest thereon, without any presentment thereof, directly to Investor or to the nominee of Investor at the address set forth in the preamble to this Agreement or such other address as Investor or Investor's nominee may from time to time designate in writing to the Company, or, if a bank account with a United States bank is designated for Investor or Investor's nominee on Exhibit B hereto or in any written notice to the Company from Investor or Investor's nominee, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated. Investor agrees that in the event that it shall sell or transfer any Notes, it will, prior to the delivery of such Notes, make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes. The Company agrees that transferees of Notes shall be entitled to the benefits of this Section 15.16 so long as any such transferee has made the same agreements relating to the transferred Notes as Investor has made in this
Section 15.16. The Company shall be entitled to presume conclusively that Investor or any subsequent noteholders remain the holders of the Notes until such Notes shall have been presented to the Company as evidence of the transfer of such Notes.

         15.17    Definitions.

                  (a) As used in this Agreement, the following terms shall have the meaning specified below:

         "Affiliate" of any Person means (i) any person that, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such person or (ii) any person who is a director or officer (A) of such person,
(B) of any subsidiary of such person or (C) of any person described in clause
(i) above.

         "Agreement" is defined in the preamble.

         "Bankruptcy Law" means Title 11, of the United States Code, or any similar federal or state law for the relief of debtors.

         "Business Day" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the State of New York (or such other location as the Company shall notify the Investors is its principal place of business) are authorized or obligated by law or executive order to be closed.

         "Capitalized Leases" of a Person means (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on the balance sheet of the Company.

         "CCA" and "Correction Corporation of America" mean Corrections Corporation of America, a Tennessee corporation.

         "Change of Control" of the Company means if any of the following occur (or in the case of any proposal made by any Person to the Company, if any of the following could occur as a result thereof): (i) the Company takes or fails to take any action such that it ceases to be required to file reports under Section 13 of the Exchange Act, or any successor to that Section; (ii) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) 30% or more of the outstanding shares of Common Stock, or (B) 30% (by right to vote or grant or withhold any approval) of the outstanding securities of any other class or classes which individually or together have the power to elect a majority of the members of the Company's Board of Directors, or (iii) other than as a result of the death or disability of one or more of the directors within a three-month period, a majority of the members of the Board of Directors for any period of three consecutive months are not persons who (A) had been directors of the Company for at least the preceding 24 consecutive months or (B) when they initially were elected to the Board of Directors, (x) were nominated (if they were elected by the stockholders) or elected (if they were elected by the directors) with the affirmative concurrence of 66-2/3% of the directors who were Continuing Directors at the time of the nomination or election by the Board of Directors and (y) were not elected as a result of an actual or threatened solicitation of proxies or consents by a person other than the Board of Directors or an agreement intended to avoid or settle such a proxy solicitation (the directors described in clauses (A) and (B) of this clause (iii) being "Continuing Directors"). Notwithstanding anything to the contrary herein, the term "Change of Control" shall not include any of the foregoing events to the extent that they arise in connection with an underwritten, widely distributed offering or sale to the public of equity securities.

         "Closings" is defined in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Stock" is defined in Section 1.1.

         "Company" is defined in the preamble and, as the context requires, includes CCA and Prison Realty.

         "Company Market Capitalization" means the total market equity capitalization of the Company based upon the average High and Low Sale Prices of the Common Stock (exclusive of any outstanding warrants, options, or other convertible securities) for the 20 consecutive trading days commencing with the trading day immediately preceding the date of determination.

         "Contingent Interest" is defined in Section 2.5.

         "Contingent Interest Payment Date" is defined in Section 2.5.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

         "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person whether by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

         "Conversion Notice" is defined in Section 13.2(a).

         "Conversion Rate" is defined in Section 13.1(b).

         "Conversion Shares" is defined in Section 13.15.

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Default Rate" is defined in Section 1.1

         "Disclosure Schedule" is defined in Section 4.12.

         "Dividends" means, with respect to any Person, (i) any Dividends, payments, return of capital or distributions (cash or otherwise) made or declared on or in respect of any class of equity interests or securities of such Person, except for distributions made solely in equity interests or securities of the same class of such Person, and (ii) any and all funds, cash or other payments made in respect of, or set aside or apart for a sinking or other analogous fund for, the redemption, repurchase or acquisition of equity interests or securities of such Person.

         "Earnings and Profits Distribution" has the meaning set forth in the Prospectus.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "First Closing" is defined in Section 3.1.

         "First Closing Date" is defined in Section 3.1.

         "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive legislative, judicial regulatory or administrative functions of or pertaining to government.

         "High and Low Sale Prices" of the Common Stock on any trading day means the average of the high and low sale price of the Common Stock as reported on the Composite Tape for New York Stock Exchange-Listed Stocks (or if not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, then as reported by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting information) on such trading day if no such sale takes place on such day, the average of the highest bid and lowest asked prices regular way on the New York Stock Exchange (or if not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and lowest asked prices as reported by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting information) on such trading day. If on such trading day the Common Stock is not quoted by any such organization, the fair market value of such Common Stock on such day, as determined by the Board of Directors, shall be used.

         "Indebtedness" means as to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (provided such accounts are promptly paid and discharged when due), (iv) all obligations of such Person under Capitalized Leases, (v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all obligations of such Person under interest rate swaps, caps or collars or under any other financial hedging arrangement net of any amounts receivable by such Person under such arrangements and (viii) all Indebtedness of others Guaranteed by such Person.

         "Indemnified Person" is defined in Section 15.1.

         "Investor" is defined in the preamble.

         "Interest Payment Date" is defined in Section 1.1.

         "IRR" means the annual discount rate equivalent to a compounded quarterly rate which establishes the net present value of the stream of payments equal to the principal amount of the Notes as of the last day of a calendar quarter in respect of which the calculation is being made.

                  In determining the Internal Rate of Return, the following shall apply:

                     (i) all present value calculations of interest payments paid at the Default Rate shall be disregarded and instead, it shall be assumed that such interest payments were paid at a rate of 9.5% per annum;

                     (ii) the principal amount of the Note in respect of which of the calculation is being made shall be treated as having been repaid on the last day of the calendar quarter in which the event or date requiring the calculation of Contingent Interest occurs;

                     (iii) all interest payments shall be based on the amount of the payment prior to the application of any federal, state or local taxation to the holder of the Note (including any withholding or deduction requirements);

                     (iv) all amounts shall be calculated on a compounded quarterly basis, and on the basis of a 360-day year composed of twelve 30-day months;

                     (v) all Notes shall be deemed to have been acquired at par on December 31, 1998; and

                     (vi) IRR shall be calculated in accordance with the methodology set forth in Exhibit E.

         "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

         "Leases" means any and all leases or subleases on any of the Real Property as to which the Company or any Subsidiary is the lessor or sublessor, and all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases.

         "Lessee" means Correctional Management Services Corporation, a Tennessee corporation, or any other tenant of the Company's correctional and detention facilities.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of any financing statement under the Uniform Commercial Code in any jurisdiction in connection with the creation of a security interest).

         "Material Adverse Effect" means any (i) adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the Related Documents or any of the transactions contemplated hereby or thereby, (ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of the Company or any Subsidiary or (iii) material adverse effect upon the ability of the Company to fulfill any of their obligations under this Agreement or any of the Related Documents.

         "Maturity" or "Maturity Date" means December 31, 2008.

         "Merger" means the merger of both Corrections Corporation of America and Prison Realty Corporation with and into the Company as described in the Prospectus.

         "Note" is defined in Section 1.1.

         "Optional Redemption Price" is defined in Section 12.1.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Potential Termination Event" means any event which with the giving of notice or the passage of time would constitute a Termination Event.

         "Prison Realty" means CCA Prison Realty Trust, a Maryland real estate investment trust.

         "Proceeding" means any suit, claim, legal action, arbitration, mediation or other proceeding of any kind or nature.

         "Properties" means all properties and assets of the Company or any Subsidiary, whether real or personal, tangible or intangible, owned by the Company or any Subsidiary or used in connection with the businesses thereof.

         "Prospectus" means the Joint Proxy Statement-Prospectus, dated October 30, 1998, of CCA and Prison Realty relating to the Merger.

         "Real Property" means all real property owned by the Company or any Subsidiary or used in connection with the businesses thereof, and all of the rights arising out of the ownership thereof or appurtenant thereto.

         "Registrable Securities" is defined in the Registration Rights
Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Investor dated the date of this Agreement.

         "REIT" means a real estate investment trust.

         "Related Documents" means the Notes, the Registration Rights Agreement and any other agreement, instrument or other document delivered, filed or recorded in connection with this Agreement or any other transactions contemplated hereby.

         "Repurchase Date" is defined in Section 10.1(a).

         "Repurchase Price" is defined in Section 10.1(b).

         "Repurchase Right" is defined in Section 10.1(a).

         "Repurchase Right Event" is defined in Section 10.1(a).

         "Repurchase Right Notice" is defined in Section 10.1(b).

         "Second Closing" is defined in Section 3.1.

         "Second Closing Date" is defined in Section 3.1.

         "SEC Reports" means any and all proxy statements, reports and other documents, including, without limitation, the Prospectus, required to be filed by the Company, the Subsidiaries, CCA and/or Prison Realty under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Indebtedness" means the principal of (and premium, if any) and interest on (a) any and all indebtedness and obligations of the Company other than the Notes, whether or not contingent and whether outstanding on the date of this Note Purchase Agreement or thereafter created, incurred or assumed, which
(i) is for money borrowed; (ii) is evidenced by any bond, note, debenture or similar instrument; (iii) represents the unpaid balance on the purchase price of any property, business or asset of any kind; (iv) is an obligation of the Company as lessee under any and all leases of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under GAAP;
(v) is a reimbursement obligation of the Company with respect to letters of credit; (vi) are obligations of the Company with respect to interest swap obligations and foreign exchange agreements; or (vii) are obligations of others secured by a lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of the Company are subject, whether or not the obligations secured thereby shall have been assumed by the Company or shall otherwise be the Company's legal liability, and (b) any deferrals, amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of the types referred to above; provided that Senior Indebtedness shall not include (i) the Notes; (ii) any indebtedness or obligation of the Company which, by its terms or the terms of the instrument creating or evidencing it, is not superior in right of payment to the Notes; (iii) any indebtedness or obligation of the Company to any of its Subsidiaries; (iv) any indebtedness or obligation incurred by the Company in connection with the purchase of assets, materials or services in the ordinary course of business and which constitutes a trade payable; and (v) any indebtedness or obligation of the Company (whether created, incurred or assumed) that by its terms is convertible or exchangeable for any equity interest in the Company or any Subsidiary.

         "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiary" means any Person in which the Company or any of its subsidiaries owns, directly or indirectly, 20% or more of the equity interest therein, whether such interest is in the form of capital stock, membership or partnership interests, or otherwise.

         "Target Price Condition" means the occurrence of both of the following events (i) during any consecutive 20 trading day period commencing with the trading day immediately following January 1, 2001, and ending with and including the trading day immediately preceding January 1, 2004, the average High and Low Sale Prices of the Common Stock exceeds the product of (x) 1.4 and (y) $1,000 divided by the Conversion Rate then in effect and (ii) throughout the period referred to in clause (i), the Company shall have continuously maintained under the Securities Act an effective registration statement (not subject to any blackout restrictions) that would permit, without restriction, the resale of all the Registrable

Securities that may be resold upon the conversion of the Notes on the national exchange where the Common Stock is listed for trading.

         "Termination Event" means any of the events described in Section 11.

         "Total Capitalization" means, as of any date of determination, the sum of (a) Total Indebtedness plus (b) Company Market Capitalization.

         "Total Indebtedness" means any and all Indebtedness of the Company on a consolidated basis, including, without limitation, (a) any and all recourse, non-recourse, secured and unsecured obligations of the Company and its Subsidiaries; (b) any and all amounts payable under any interest rate protection products, takeout commitments or purchase contracts; (c) the face amount of any and all letters of credit and similar instruments; (d) the amount of any and all guaranty or other contingent obligations; and (e) any and all other amounts considered debt by rating agencies, all of the foregoing clauses (a) through (e) as determined in accordance with GAAP.

         "Transfer" means any sale, transfer by operation of law or otherwise, assignment, disposition or arrangement, whether voluntary or involuntary, which has the effect, directly or indirectly, of altering the holding of or causing or permitting another Person to succeed to, any voting control or economic interest, whether beneficial or of record or both (other than as a nominee of the transferor), including any arrangement for collateral purposes only, or which could, with the passage of time or the occurrence of any event, or both, have such effect.

         (b) In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments shall be deemed to include all amendments thereto or changes therein entered into in accordance with their respective terms but only to the extent to which such amendments or changes are not prohibited by the terms of this Agreement; references to persons include their permitted successors and assigns; "including" means 'including, without limitation'; "or" is not exclusive; "day" means a calendar day unless otherwise specified; and an accounting term not otherwise defined has the meaning assigned to it, and all determinations involving any such term required to be made herein shall be made, in accordance with GAAP.

         [The remainder of this page has been intentionally left blank]

                  IN WITNESS WHEREOF, this Purchase Agreement has been executed this 31st day of December, 1998.

                COMPANY:

                PRISON REALTY CORPORATION


                By: /s/ Doctor R. Crants
                   ------------------------------------------
                   Name: Doctor R. Crants
                   Title: Chief Executive Officer
                   Address: 10 Burton Hills Boulevard
                            Suite 100
                            Nashville, Tennessee  37215

                INVESTOR:

                MDP VENTURES IV LLC, a New York limited liability company

                By: MDP Ventures II LLC, its sole member

                    By: Millennium Development Partners L.P., its managing
                        member

                        By: Millennium Development Associates, L.P., its general
                            partner

                            By: Millennium Development Corp., its general
                                partner


                                By: /s/ Brian J. Collins
                                   -----------------------------------------
                                   Name: Brian J. Collins
                                   Title: Vice President
                                   Address: c/o Millennium Partners
                                            1995 Broadway, 3rd Floor
                                            New York, New York 10023

                                                                       EXHIBIT A

                              [Restrictive Legend]

                                  FORM OF NOTE


                            PRISON REALTY CORPORATION

                                      NOTE

No. __                                                      __________ __, 199_
$----------

                  FOR VALUE RECEIVED, the undersigned, Prison Realty Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to the order of _______________________, or registered assigns (the "Holder"), the principal sum of _______________ DOLLARS ($__________) on the Maturity Date (as defined in the Purchase Agreement referred to below). The Company also promises to pay interest (computed on the basis of a 360 day year of twelve 30 day months) (a) from the date hereof until the earlier of (i) the Maturity Date, (ii) the date this Note and all amounts payable in connection herewith have been paid to the Holder and
(iii) the occurrence of a Termination Event (as defined in the Purchase Agreement) on the unpaid balance hereof at the rate of 9.5% per annum, payable semi-annually in arrears, on the last day of each June and December, commencing June 30, 1999, and on the Maturity Date (each such date an "Interest Payment Date") and (b) from the earlier of (i) the Maturity Date or (ii) the occurrence of a Termination Event until the date this Note and all amounts payable in connection herewith have been paid to the Holder, at the rate of 20% per annum payable on demand. In addition, the Company promises to pay Contingent Interest (as defined in the Purchase Agreement) to the Holder as set forth in Section 2.5 of the Purchase Agreement.

                  Payments of principal of, premium, if any, and interest (including, without limitation, Contingent Interest) on this Note are to be made in lawful money of the United States of America. Payments shall be made to the Holder at such place and by such means as provided in the Purchase Agreement.

                  This Note is one of a series of convertible notes issued pursuant to a Purchase Agreement, dated as of December 31, 1998 (as from time to time amended, the "Purchase Agreement"), among the Company, as issuer, the Investor named therein and is entitled to the benefits thereof. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. As provided in the Purchase Agreement, this Note (i) is subject to redemption prior to Maturity, as provided in Section 12 of the Purchase Agreement and (ii) is convertible into shares of the Company's Common Stock, as provided in Section 13 of the Purchase Agreement.

                  This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note (for a like principal amount) or Notes (in authorized denominations) will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

                  If this Note is collected by or through an attorney at law or otherwise, then the Company shall be obligated to pay, in addition to the principal balance hereof and any premium and accrued interest hereon, reasonable attorney's fees and all out-of-pocket costs of the Holder in connection with the collection or enforcement of this Note.

                  The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note shall be governed by the laws of the State of New York.

                                            PRISON REALTY CORPORATION



                                            By:
                                               -------------------------
                                               Name:
                                               Title:

                                CONVERSION NOTICE


         To convert your Note into Common Stock of the Company, check the box and identify the number at the top of the Note:

                           [  ]

                           Number:________________

         To convert only part of your Note, state the amount (must be in multiples of $1,000):

                           $
                            ____________________


         If you want the stock certificate made out in another person's name, fill in the form below:

         (Insert other person's Soc. Sec. or Tax I.D. no.)









         (Print or type other person's name, address and zip code)



_______________________________________________________________________________

Date:______________ Signature(s):______________________________________________

                                 ----------------------------------------------
                                 (Sign exactly as your name(s) appear(s)
                                 as payee under the Note)

                                TABLE OF CONTENTS


                                                                              Page

SECTION 1 AUTHORIZATION OF NOTES .........................................       1
    1.1    Authorization of Notes ........................................       1

           SECTION 2 ISSUANCE OF NOTES ...................................       1
    2.1    Purchase and Sale of Notes ....................................       1
    2.2    Registration, Transfer or Exchange of Notes ...................       2
    2.3    Loss, Theft, Destruction or Mutilation of Notes ...............       2
    2.4    Place of Payment ..............................................       2
    2.5    Contingent Interest ...........................................       3

SECTION 3 THE CLOSINGS ...................................................       3
    3.1    The Closings ..................................................       3

SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................       4
    4.1    Organization and Powers .......................................       4
    4.2    Authorization; No Conflict ....................................       4
    4.3    Binding Obligation ............................................       4
    4.4    Consents ......................................................       5
    4.5    No Defaults ...................................................       5
    4.6    Litigation ....................................................       5
    4.7    Financial Statements ..........................................       5
    4.8    Taxes .........................................................       5
    4.9    Permits .......................................................       6
    4.10   Patents and Other Rights ......................................       6
    4.11   Insurance .....................................................       6
    4.12   Title to Properties; Liens ....................................       7
    4.13   Environmental Laws ............................................       7
    4.14   ERISA .........................................................       7
    4.15   Capitalization ................................................       8
    4.16   Subsidiaries ..................................................       8
    4.17   Finder's Fee ..................................................       8
    4.18   Books and Records .............................................       8
    4.19   Registration Rights ...........................................       8
    4.20   Solvency ......................................................       9
    4.21   SEC Reports ...................................................       9
    4.22   Holding Corporation Act and Investment Corporation Act
             Status ......................................................       9
    4.23   Offering Securities ...........................................       9
    4.24   Company Debt ..................................................       9
    4.25   Use of Proceeds; Margin Stock .................................      10

    4.26   State Takeover Statutes .......................................      10
    4.27   Disclosure ....................................................      10

SECTION 5  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR ................      10
    5.1    Authorization .................................................      10
    5.2    Purchase Entirely for Own Account .............................      10
    5.3    Accredited Investor ...........................................      11
    5.4    Acknowledgments ...............................................      11
    5.5    Legends .......................................................      11
    5.6    Removal of Legend and Transfer Restrictions ...................      12

SECTION 6  CLOSING DELIVERIES ............................................      12
    6.1    Company Closing Deliveries at the First Closing ...............      12
    6.2    Conditions Precedent to Second Closing ........................      13
    6.3    Company Closing Deliveries at the Second Closing ..............      13

SECTION 7  AFFIRMATIVE COVENANTS .........................................      14
    7.1    Payment of Principal and Interest .............................      14
    7.2    Maintenance of Existence and Rights; Conduct of Business ......      14
    7.3    SEC Filings and Other Information .............................      14
    7.4    Notices .......................................................      15
    7.5    Other Notices .................................................      15
    7.6    Books and Records; Access .....................................      15
    7.7    Compliance with Material Agreements ...........................      15
    7.8    Compliance with Law ...........................................      15
    7.9    Payment of Taxes and Other Indebtedness .......................      15
    7.10   Insurance .....................................................      16
    7.11   Reservation of Common Stock ...................................      16
    7.12   Payment of Certain Taxes ......................................      16
    7.13   Use of Proceeds ...............................................      16
    7.14   REIT Qualification ............................................      17
    7.15   Leases ........................................................      17
    7.16   Stay, Extension and Usury Laws ................................      17
    7.17   Maintenance of Properties .....................................      17
    7.18   Compliance Certificate ........................................      17
    7.19   Further Assurances ............................................      18
    7.20   Agreement to Subordinate ......................................      18

SECTION 8  NEGATIVE COVENANTS ............................................      18
    8.1    Material Agreements ...........................................      18
    8.2    Certain Transactions ..........................................      18
    8.3    Agreements Restricting Distributions From Subsidiaries ........      18
    8.4    Conduct of Business ...........................................      18
    8.5    Total Indebtedness to Total Capitalization ....................      19

SECTION 9  TERMINATION OF COVENANTS ......................................      19

SECTION 10 CHANGE IN CONTROL; LIQUIDATION ................................      19
   10.1    Repurchase Right ..............................................      19

SECTION 11 TERMINATION EVENTS ............................................      21
   11.1    Termination Events ............................................      21
   11.2    Acceleration of Maturities ....................................      22

SECTION 12 OPTIONAL REDEMPTION ...........................................      23
   12.1    Optional Redemption ...........................................      23

SECTION 13 CONVERSION ....................................................      23
   13.1    Conversion Privilege ..........................................      23
   13.2    Conversion Procedure ..........................................      24
   13.3    Fractional Shares .............................................      24
   13.4    Taxes on Conversion ...........................................      25
   13.5    Company to Provide Stock ......................................      25
   13.6    Adjustment for Change in Capital Stock ........................      25
   13.7    Adjustment for Shares Issued Below Market Price ...............      26
   13.8    Adjustment for Other Distributions ............................      28
   13.9    Adjustment for Cash Distributions .............................      29
   13.10   Adjustment for Tender or Exchange Offers ......................      30
   13.11   When Adjustment May Be Deferred ...............................      32
   13.12   When No Adjustment Required ...................................      32
   13.13   Notice of Certain Transactions ................................      32
   13.14   Reorganization of the Company .................................      32
   13.15   Rights and Warrants ...........................................      33
   13.16   Company Determination Final ...................................      33

SECTION 14 TRANSFERS .....................................................      33
   14.1    Limitations on Transfer .......................................      33
   14.2    Legends .......................................................      34
   14.3    Rule 144A Information .........................................      34

SECTION 15 MISCELLANEOUS .................................................      34
   15.1    Indemnification ...............................................      34
   15.2    Survival of the Representations and Warranties ................      35
   15.3    Confidentiality ...............................................      36
   15.4    Brokers .......................................................      36
   15.5    Entire Agreement ..............................................      36
   15.6    Amendments and Waivers ........................................      36
   15.7    Time ..........................................................      37

   15.8    Section Headings ..............................................      37
   15.9    Notices .......................................................      37
   15.10   Counterparts ..................................................      38
   15.11   Governing Law .................................................      38
   15.12   Consent to Jurisdiction .......................................      38
   15.13   Enforcement of Judgments; Service of Process; Jury Trial
             Waiver ......................................................      38
   15.14   No Limitation on Service or Suit ..............................      39
   15.15   Expenses; Documentary Taxes ...................................      39
   15.16   Direct Payment ................................................      40
   15.17   Definitions ...................................................      40

                                INDEX OF EXHIBITS


Exhibit A                  Form of Note
Exhibit B                  Investor Wire Transfer Instructions
Exhibit C                  Form of Legal Opinion
Exhibit D                  Form of Conversion Notice
Exhibit E                  Calculation of IRR